EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-88581, 333-95029, 333-40204, and 333-121188) of Overseas Shipholding Group, Inc. of our report dated February 29, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the reference to us under the heading Selected Financial Data, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 29, 2012